Exhibit 10.4

EXECUTION COPY

Confidential Treatment Requested.

Confidential portions of this document have been redacted and have been separately filed with the Commission.

SECURITY AGREEMENT

Dated as of September 30, 2009

between

VERTEX PHARMACEUTICALS INCORPORATED

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

i

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 7.09	WAIVER OF JURY TRIAL	14
Section 7.10	Severability	14
Section 7.11	Entire Agreement	14
Section 7.12	Counterparts	14
Section 7.13	Jurisdiction	14
Section 7.14	Termination	15
Section 7.15	Headings and Recitals	15
Section 7.16	Limitation on Duties of Collateral Agent	15

Exhibits:

Exhibit A:               Payment Direction

Schedules:

Schedule 3.05:       UCC Representations and Warranties

Schedule 5.01(c):  Trustee Account Information

ii

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

SECURITY AGREEMENT (this “Agreement”) dated as of September 30, 2009, between VERTEX PHARMACEUTICALS INCORPORATED (the “Company” or the “Grantor”), a Massachusetts corporation, and U.S. Bank National Association, having its principal corporate trust office at One Federal Street, Boston, Massachusetts 02110 (together with any successor or successors in such capacity, the “Collateral Agent”) for the benefit of the Trustee (as defined below) and the Holders (as defined below).

Reference is made to the Secured Notes due 2012 of the Company (as amended, restated, supplemented or modified from time to time, the “Notes”), in the original aggregate principal amount at maturity of $155,000,000 issued pursuant to the Indenture, dated as of September 30, 2009 (as amended, restated, amended and restated, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise amending, amending and restating or otherwise modifying or restructuring all or any portion of the obligations of the Company under the Notes or such agreement or any successor agreement, the “Indenture”) among the Company, the Collateral Agent and U.S. Bank National Association, as trustee (together with any successor or successors in such capacity, the “Trustee”).

The Company will materially benefit from the issuance of the Notes and it is a condition to the issuance of the Notes that the Company execute and deliver this Agreement.

The Indenture requires the Company to secure its obligations under the Notes and the Indenture by a first priority security interest in the Collateral (as hereinafter defined).

Accordingly, the Company and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01         Definition of Terms Used Herein

Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Indenture, all references to the Uniform Commercial Code or “UCC” shall mean the Uniform Commercial Code in effect in the State of New York as of the date hereof and any uncapitalized terms used herein which are defined in the UCC have the respective meanings provided in the UCC; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9, and provided, further, that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 1.02         Definition of Certain Terms Used Herein

As used herein, the following terms shall have the following meanings:

“Accounts” shall mean “accounts” as defined in the UCC, and all right, title and interest of the Grantor to payment for goods and services sold or leased, including any such right evidenced by Chattel Paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

“Books and Records” shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean (i) the Pledged Interest and (ii) any and all Proceeds of the Pledged Interest.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Documents” shall have the meaning given that term in the UCC.

“Financing Statement” shall have the meaning given that term in the UCC.

“General Intangibles” shall mean “general intangibles” as defined in the UCC.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign).

“Holders” shall mean the holders from time to time of the Notes.

“Indemnitee” shall have the meaning given that term in Section 7.06(b) of this Agreement.

“Indenture” shall have the meaning given to that term in the preliminary statement of this Agreement.

“Instruments” shall have the meaning given that term in the UCC.

“Janssen” shall mean Janssen Pharmaceutica, N.V., a Belgium corporation, including its successors and assigns.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Janssen Agreement” shall mean the License, Development, Manufacturing and Commercialization Agreement by and between the Grantor and Janssen effective as of June 30, 2006, as such agreement is amended and in effect on the date hereof, together with the Janssen Consent, as each may be amended and/or restated from time to time after the date hereof in accordance with the terms of the Indenture and any new, substitute or amended agreement by and between the Grantor and Janssen relating to the Milestone Payments to be made after the date hereof in accordance with the terms of the Indenture.

“Janssen Consent” shall have the meaning given that term in Section 2(k) of the Note Purchase Agreement.

“Laws” shall mean, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

[***].

[***].

[***].

[***].

“Milestone Payments” shall mean collectively [***] and (ii) (a) all additional amounts added to any of the milestone payments described above in clauses (i)(a) and (b) under any provision of the Janssen Agreement, including any interest assessed in connection with a delay in the payment by Janssen of the milestone payments described above in clauses (i)(a) and (b) pursuant to Section 9.10 of the Janssen Agreement and (b) the Collateral Agent’s Pro Rata Portion of all additional amounts added to the milestone payment described above in clause (i)(c) under any provision of the Janssen Agreement, including any interest assessed in connection with a delay in the payment by Janssen of the milestone payment described above in clause (i)(c) pursuant to Section 9.10 of the Janssen Agreement.

“Note Documents” shall mean the Indenture, the Notes and the Collateral Documents, in each case including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Notes, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

“Obligations” shall mean the Note Obligations (as defined in the Indenture).

“Payment Account” shall have the meaning given that term in Section 5.01(c).

“Payment Direction” shall have the meaning given that term in Section 5.01(a).

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

“Payment Intangible” shall have the meaning given that term in the UCC.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization of any kind, including a Governmental Authority.

“Pledged Interest” shall mean collectively (i) an undivided 100% interest in the right to receive the Milestone Payments and (ii) the right to enforce directly against Janssen the right to payment of all or any portion of the Milestone Payments represented by the Pledged Interest when earned upon achievement of the Milestone Events pursuant to the Janssen Agreement.

“Proceeds” shall mean “proceeds” as defined in the UCC.

“Pro Rata Portion” shall mean, with respect to the Collateral Agent[***] and, with respect to the Grantor[***].

“Secured Parties” shall mean

(i)            the Collateral Agent;

(ii)           the Trustee;

(iii)          the Holders; and

(iv)          the successors and assigns of each of the foregoing.

“Security Interest” shall have the meaning given that term in Section 2.01.

Section 1.03         Rules of Interpretation The rules of interpretation specified in Section 1.03 of the Indenture shall be applicable to this Agreement.

ARTICLE II
SECURITY INTEREST

Section 2.01         Security Interest As security for the payment or performance, as the case may be, in full of the Obligations, the Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of the Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”).  Without limiting the foregoing, the Grantor hereby designates the Collateral Agent as the Grantor’s true and lawful attorney, exercisable by the Collateral Agent or its nominee or custodian whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to file one or more Financing Statements and continuation statements as it determines reasonably necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Grantor, without the signature of the Grantor (the Grantor hereby appointing the Collateral Agent as its attorney to sign its name to any such Financing Statement or continuation statement, whether or not an

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Event of Default exists), and naming the Grantor as debtor and the Collateral Agent as secured party.

Section 2.02         No Assumption of Liability No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Collateral.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Collateral Agent and the Secured Parties, as of the date of this Agreement, that:

Section 3.01         Title and Authority The Grantor has good and valid rights in and title to the Collateral and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained and is in full force and effect.

Section 3.02         Filings A Financing Statement or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent or its nominee or custodian for filing in the central-filing office specified in Schedule 3.05 hereto, which Financing Statement constitutes all the filings and recordings that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the security interest may be perfected by filing or recording, and no further or subsequent filing, refiling, recording or rerecording is necessary, except as provided under applicable law.

Section 3.03         Validity and Perfection of Security Interest The Security Interest constitutes a legal and valid Lien (prior and superior in right and interest to any other Person) in all the Collateral securing the payment and performance of the Obligations, and, subject to the filings described in Section 3.02 above, a perfected Lien (prior and superior in right and interest to any other Person) in all Collateral in which a security interest may be perfected by filing or recording a Financing Statement or analogous document pursuant to the Uniform Commercial Code or other applicable Law.  No amounts payable under or in connection with the Collateral are evidenced by any Instrument or Chattel Paper.

Section 3.04         Absence of Other Liens To the extent that the Collateral currently exists, the Collateral is owned by the Grantor free and clear of any Lien.  The Grantor has not filed or consented to the filing of any Financing Statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral.

Section 3.05         UCC Representations and Warranties The Grantor’s exact legal name is, and for the immediately preceding ten (10) years has been, “Vertex Pharmaceuticals Incorporated”.  The principal place of business and chief executive office of the Grantor for the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

immediately preceding ten (10) years and the office where it keeps its books and records relating to the Collateral are located at the address(es) set forth on Schedule 3.05 attached hereto.  The Grantor’s Massachusetts organizational identification number and Federal Employer Identification Number are as set forth on Schedule 3.05 attached hereto.

ARTICLE IV
COVENANTS

Section 4.01         Change of Name; Location of Collateral; Records; Place of Business

(a)           The Grantor agrees to furnish to the Collateral Agent at least thirty (30) days’ (or such shorter period of time as may be agreed to by the Collateral Agent) prior written notice of any change (i) in its name, (ii) in its organizational structure (including its status as a corporation incorporated under the laws of The Commonwealth of Massachusetts) or (iii) in its Federal Taxpayer Identification Number or state organizational number.  The Grantor agrees not to effect or permit any change referred to above in this Section 4.01 unless all filings have been made under the Uniform Commercial Code or otherwise that are required or advisable in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected Lien (prior and superior in right and interest to any other Person) in all the Collateral.

(b)           The Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Grantor is engaged, but in any event to include complete accounting records with respect to any part of the Collateral.

Section 4.02         Creation and Perfection of Liens Securing Collateral; Further Assurances

(a)           On or prior to the date of this Agreement, the Grantor shall have granted, created and perfected the security interests and other Liens created or intended to be created pursuant to this Agreement in the Collateral in favor of the Collateral Agent.

(b)           The Grantor shall, and shall cause each of the Guarantors to, execute any and all further documents, Financing Statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, create, preserve, enforce, protect and perfect the validity and priority of the security interests and other Liens created by this Agreement in the Collateral.

(c)           The Grantor shall, and shall cause each of the Guarantors to, do or cause to be done all acts and things that may be required, or that the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date of this Agreement), in each case, as contemplated by, and with the lien priority required under, this Agreement.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(d)           Upon request of the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Grantor shall, and shall cause each of the Guarantors to, and shall cause the Subsidiaries to, (i) permit the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Collateral Agent, upon reasonable notice to the Grantor and during normal business hours, to make extracts from and copy the books and records of the Grantor and its Subsidiaries relating to the Collateral, and to discuss any matter pertaining to the Collateral with the officers and employees of the Grantor and its Subsidiaries, and (ii) deliver to the Collateral Agent such reports relating to any such property or any Lien thereon as the Collateral Agent may reasonably request.  The Grantor shall promptly reimburse the Collateral Agent for all reasonable costs and expenses incurred by the Collateral Agent in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Collateral Agent.

(e)           The provisions of this Section 4.02 shall apply only to the security interests and other Liens on the Collateral in favor of the Collateral Agent, and shall not impose or be interpreted as imposing any duty on the Grantor or any Guarantor to act in a manner that preserves the Collateral (including without limitation Janssen’s obligation to make the Milestone Payments or the amount of any Milestone Payment or the date on which a Milestone Payment is due) or to refrain from acting in a manner that adversely impacts the Collateral (including without limitation Janssen’s obligation to make the Milestone Payments or the amount of any Milestone Payment or the date on which a Milestone Payment is due); provided, however, that the foregoing provisions of this sentence shall not limit the Grantor’s obligations under Section 4.12 of the Indenture.

Section 4.03         Taxes; Encumbrances At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and which the Grantor is not diligently contesting by appropriate proceedings or actions, and may pay for the preservation of the Collateral to the extent the Grantor fails to do so as required by the Indenture or this Agreement, and the Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any expense reasonably incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03 shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and preservation as set forth herein or in the other Note Documents.

Section 4.04         Assignment of Security Interest in Milestone Payments If at any time the Grantor shall take a security interest in any property of Janssen or any other Person to secure payment and performance of a Milestone Payment or otherwise in respect of the Milestone Payments, the Grantor shall promptly assign such security interest to the Collateral Agent.

Section 4.05         Limitation on Disposition of Collateral and Liens on Collateral The Grantor shall not (i) directly or indirectly, sell, transfer, assign, lease, license, sublicense, convey or otherwise directly or indirectly dispose of any of the Collateral or any interest therein or (ii) except for the Security Interest in the Collateral granted to the Collateral

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Agent for the benefit of the Secured Parties by this Agreement, cause or suffer to exist or become effective any Lien of any kind on or with respect to any of the Collateral or any interest therein, or, in each case, enter into any agreement to do any of the foregoing, provided, however, that in no event shall the termination of the Janssen Agreement for any reason be a violation or breach of this Section 4.05 or any other term of this Agreement or the Indenture.

Section 4.06         Marking of Books and Records To the extent that the Collateral Agent may reasonably request, in order to perfect the Security Interest or to enable the Collateral Agent to exercise its rights and remedies hereunder, the Grantor shall mark its Books and Records relating to the Collateral and documents evidencing or pertaining thereto with an appropriate reference to the fact that the Milestone Payments have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

ARTICLE V
PAYMENTS

Section 5.01         Payment Direction; Payment Account

(a)           On or prior to the date hereof, the Grantor shall (i) direct Janssen to pay all Milestone Payments and other payments on account of the Pledged Interest, in each case when due and payable under the Janssen Agreement, to the Payment Account by wire transfer of immediately available funds in accordance with the Payment Direction; and (ii) deliver to the Collateral Agent and the Trustee an executed copy of the irrevocable direction addressed to Janssen to pay the Milestone Payments evidenced by the Pledged Interest directly to the Payment Account in the form attached as Exhibit A hereto (the “Payment Direction”).

(b)           Notwithstanding the foregoing and the terms of the Payment Direction, if Janssen or any other Person makes any payment on account of the Pledged Interest to the Grantor or any of its Subsidiaries or Affiliates, then the Grantor promptly, and in any event no later than three (3) Business Days following the receipt by the Grantor or such Subsidiary or Affiliate of such payment, shall remit such payment to the Payment Account pursuant to Section 5.01(c).  All payments made to the Grantor (or any of its Subsidiaries or Affiliates) on account of the Pledged Interest shall be held by the Grantor (or such Subsidiary or Affiliate) in trust for the benefit of the Collateral Agent and the other Secured Parties until remitted to the Payment Account pursuant to Section 5.01(c) for application pursuant to the terms of the Note Documents.

(c)           All payments by Janssen pursuant to Section 5.01(a) and the Grantor pursuant to Section 5.01(b) of this Agreement shall be made by wire transfer of immediately available funds, without set-off, to the Trustee at the account set forth on Schedule 5.01(c) hereto (or to such other account as the Trustee shall specify by written notice to the Grantor from time to time) (the “Payment Account”).

(d)           In the event the Grantor redeems Notes pursuant to clause (ii) of Section 3.08(b) of the Indenture on a date before Janssen delivers the applicable Milestone Payment to the Trustee that otherwise would have been used by the Trustee to redeem such Notes, the Grantor shall be entitled to any amounts subsequently paid by Janssen with respect to such

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Milestone Payment and, in furtherance of the foregoing, (i) the Collateral Agent on behalf of the Trustee and the Holders shall assign their respective rights to receive such Milestone Payment from Janssen to the Grantor and, notwithstanding the terms of Section 5.01(a) and the Payment Direction, shall instruct Janssen in writing to pay such Milestone Payment directly to the Grantor, (ii) such amount owed or paid by Janssen shall not be used by the Trustee to redeem any portion of the Notes under Section 3.08 of the Indenture nor shall such amount be considered Collateral under this Agreement or the Indenture and (iii) if Janssen pays any such amounts with respect to such Milestone Payment to the Trustee or the Collateral Agent pursuant to Section 5.01(a) hereof and the Payment Direction, the Trustee or the Collateral Agent shall promptly turn over such amount to the Grantor by wire transfer of immediately available funds to an account designated by the Grantor.

Section 5.02         Power of Attorney The Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for the Grantor and in the Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, (i) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantor under Section 2.01 of this Agreement, (ii) upon the occurrence and during the continuance of an Event of Default, (A) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment comprising or evidencing the Collateral or any part thereof; (B) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (C) to sign the name of the Grantor on any proof of claim in bankruptcy against Janssen; (D) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral; and (E) to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, and (iii) to notify or to require the Grantor to notify Janssen to make payment directly to the Collateral Agent (or its nominee or custodian) in a manner other than as specified in the Payment Direction; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Collateral Agent or any Secured Party other than arising out of the gross negligence or willful misconduct of the Collateral Agent or any such Secured Party (as determined by a court of competent jurisdiction by a final and nonappealable judgment); and provided, further, however, that nothing contained in this Section 5.02 shall entitle the Collateral Agent or any of the Secured Parties to the rights of Grantor under the Janssen Agreement other than the right to payment of the Collateral.  It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantor for the purposes set forth above is coupled with an interest and is irrevocable.  The provisions of this Section shall in no event relieve the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Grantor of any of its obligations hereunder or under any other Note Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Note Document, by law or otherwise.

ARTICLE VI
REMEDIES

Section 6.01         Remedies Upon Default Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) or other applicable Law.  The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any or all of the following actions at the same or different times:

(a)           With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Instruments, Chattel Paper, and Documents, the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)           The Grantor agrees that the Collateral Agent shall have the right, subject to applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor.

(c)           The Collateral Agent shall give the Grantor 10 days’ prior written notice, by authenticated record, of the time and place of any proposed sale.  Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a private sale, state the day after which such sale may be consummated, (iii) contain the information specified in Section 9-613 of the UCC, (iv) be authenticated and (v) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.  The Grantor agrees that such written notice shall satisfy all requirements for notice to the Grantor which are imposed under the UCC or other applicable Law with respect to the exercise of the Collateral Agent’s rights and remedies hereunder upon default.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

(d)           Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Obligations shall not be deemed to have been reduced as a result thereof unless and until payment in full is received thereon by the Collateral Agent.  In the event that the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and apply the proceeds from such resale in accordance with the terms of Section 6.02 of this Agreement.

(e)           At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section 6.01, the Collateral Agent, if so directed by the Holders of a majority in aggregate principal amount of the then outstanding Notes, shall, or any other Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor, the Collateral or any part thereof offered for sale, and the Collateral Agent (but not any other Secured Party unless the Holders of a majority in aggregate principal amount of the then outstanding Notes shall otherwise agree in writing) may (or shall, if so directed by the Holders of a majority in aggregate principal amount of the then outstanding Notes) make payment on account thereof by using any or all of the Obligations (or, in the case of any such bid or purchase by any other Secured Party, any or all of the Obligations then due and payable to such other Secured Party) as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor.

(f)            As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(g)           To the extent permitted by applicable Law, the Grantor hereby waives all rights of demand, redemption, stay, valuation and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

Section 6.02         Application of Proceeds After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, in accordance with the provisions of Section 6.10 of the Indenture.

ARTICLE VII
MISCELLANEOUS

Section 7.01         Notices All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Indenture.

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Section 7.02         Security Interest Absolute All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Indenture, any other Note Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, (iv) the existence of any claim, set-off or other right which the Grantor may have at any time against the Collateral Agent, any other Secured Party, or any other Person, whether in connection herewith or any unrelated transaction; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim or (v) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement.

Section 7.03         Survival of Agreement All covenants, agreements, representations and warranties made by the Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Holders or other Secured Parties and shall survive the issuance of the Notes, regardless of any investigation made by any of the Holders or on their behalf,  and shall continue in full force and effect until this Agreement shall terminate.

Section 7.04         Binding Effect This Agreement shall become effective as to the Grantor when a counterpart hereof executed on behalf of the Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture.

Section 7.05         Successors and Assigns Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 7.06         Collateral Agent’s Fees and Expenses; Indemnification

(a)           Without limitation of its indemnification obligations under the other Note Documents, the Grantor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Collateral Agent), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii)

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of the Grantor to perform or observe any of the provisions hereof.

(b)           Without limitation of its indemnification obligations under the other Note Documents, the Grantor agrees to indemnify the Collateral Agent, its partners, directors, officers, employees, agents and advisors (each an “Indemnitee”) against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, asserted against or reasonably incurred by any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement, the other Collateral Documents, or any claim, litigation, investigation or proceeding relating hereto, thereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)           Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents.  The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, the Indenture or any other Note Document, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement, the Indenture or any other Note Document, or any investigation made by or on behalf of the Collateral Agent or any Holder.  All amounts due under this Section 7.06 shall be payable on written demand therefor.

Section 7.07         GOVERNING LAW THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

Section 7.08         Waivers; Amendment         (a)  No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Trustee, the Holders and the other Secured Parties under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provisions of this Agreement, the Indenture or any other Note Document or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

Collateral Agent and the Grantor, subject to any consent required in accordance with Article IX of the Indenture.

Section 7.09         WAIVER OF JURY TRIAL EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING IN WHICH THE GRANTOR AND THE COLLATERAL AGENT ARE PARTIES AND WHICH, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.10         Severability In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.11         Entire Agreement This Agreement, together with the Exhibits hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties hereto with respect to the subject matter of this Agreement.  No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits or other Transaction Documents) has been made or relied upon by either party hereto.  Neither this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto and the Secured Parties any rights or remedies hereunder.

Section 7.12         Counterparts This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7.13         Jurisdiction    (a)      The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Agent, the Trustee, any Holder or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, the Indenture or any other Note Document against the Grantor or its properties in the courts of any jurisdiction.

(b)           The Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Indenture or any other Note Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.14         Termination This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full in accordance with the terms and conditions of the Indenture (other than contingent indemnification obligations with respect to then unasserted claims which, pursuant to the terms of this Agreement or the other Note Documents survive the termination of this Agreement or the other Note Documents), at which time the Collateral Agent shall promptly deliver to the Grantor written authority to terminate, at the Grantor’s request and expense, all Financing Statements and similar documents which the Grantor shall reasonably request to evidence such termination.  Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent.

Section 7.15         Headings and Recitals The recitals at the beginning of this Agreement and the headings of the sections and subsections hereof are provided for convenience only and shall not be construed as representations made by the Grantor, and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 7.16         Limitation on Duties of Collateral Agent Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will not have any duty as to any Collateral in its possession or control or in the possession or control of any sub agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub agent or bailee selected by the Collateral Agent in good faith or by reason of any act or omission such sub-agent or bailee selected by the Collateral Agent pursuant to instructions from the Collateral Agent, except to the extent that such liability arises from the Collateral Agent’s gross negligence, bad

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

faith or willful misconduct.  The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

[Signature page follows.]

Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

VERTEX PHARMACEUTICALS
INCORPORATED

By:	/s/ Matthew W. Emmens
Name:	Matthew W. Emmens
Title:	Chairman, President and CEO

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Karen Beard
Name:	Karen Beard
Title:	Authorized Signatory